Registration No. 333-____________



                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                       -----------------------------------
                                    FORM S-3
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                            -------------------------
                              TRUSTCO BANK CORP NY
           (Exact Name of Registrant as Specified in Its Charter)

           NEW YORK                                              14-1630287
  (State of Incorporation)                                    (I.R.S. Employer
                                                         Identification Number)


           5 SARNOWSKI DRIVE, GLENVILLE, NEW YORK 12302 (518) 377-3311
          (Address, Including ZIP Code, and Telephone Number, Including
             Area Code, of Registrant's Principal Executive Offices)
                            -------------------------
   HENRY C. COLLINS                                         WITH COPIES TO:
      SECRETARY                                          LEONARD J. ESSIG, ESQ.
 TRUSTCO BANK CORP NY                              LEWIS, RICE & FINGERSH, L.C.
  5 SARNOWSKI DRIVE                                500 N. BROADWAY, SUITE 2000
 GLENVILLE, NEW YORK 12302                          ST. LOUIS, MISSOURI 63102
     (518) 381-3840                                          (314) 444-7600
(Name, Address, Including Zip
   Code, and Telephone Number,
 Including Area Code, of Agent For Service)
                        ------------------------------------
         Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.
         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. __X_
         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ___
         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. ___
         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ___
         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ___

                         CALCULATION OF REGISTRATION FEE
=================================================================================================================================
       Title Of Each                  Amount                   Proposed                   Proposed                 Amount Of
         Class Of                     To Be                     Maximum                   Maximum                 Registration
        Securities               Registered(1)(2)              Offering                  Aggregate                    Fee
                                 ----------------                                                                     ---
     To Be Registered                                            Price                    Offering
     ----------------
                                                              Per Unit(3)                  Price
       Common Stock                 2,000,000                  $ 11.56                $ 23,120,000           $ 2,127.04
         Par Value                                              ------                -------------         ------------
           $1.00
==================================================================================================================================

      (1) The securities registered hereunder include securities issued pursuant to the terms of the TrustCo Bank Corp NY Dividend Reinvestment Plan that provide for adjustments in the amount of securities being issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
      (2) Pursuant to Rule 429, the Prospectus contained in this Registration Statement also relates to the securities registered pursuant to the Form S-3 Registration Statement (Registration No. 333-75035) previously filed by Registrant.
      (3) Pursuant to Rule 457(c), represents the average of the high and low reported prices for the Registrant's common stock as quoted on the Nasdaq National Market System on September 16, 2002 such date being a date within five
(5) business days prior to the date of filing of this Registration Statement.

                                   PROSPECTUS
                              TRUSTCO BANK CORP NY
                                  COMMON STOCK
                                ($1.00 Par Value)
                           Dividend Reinvestment Plan

         This Prospectus describes the Dividend Reinvestment Plan of TrustCo Bank Corp NY, which provides holders of record of TrustCo common stock, par value $1.00, with a convenient and simple method of investing cash dividends and optional cash payments without the payment of any brokerage commission, service charge, or other expense. Any holder of record is eligible to participate in the Plan. TrustCo common stock is listed on the Nasdaq National Market System under the symbol "TRST."

         Participants in the Plan may automatically reinvest cash dividends on all of their shares of TrustCo common stock in additional shares and also invest optional cash payments in additional shares of TrustCo common stock.

         This Prospectus relates to 2,000,000 additional shares of TrustCo common stock registered for sale under the Plan. If there is any change in TrustCo's shares by reason of stock dividends, stock splits or consolidation of shares, recapitalizations, mergers, consolidations, reorganizations, combinations or exchange of shares, the number and class of shares available for purchase pursuant to the Plan will be appropriately adjusted. No adjustment will be made, however, if TrustCo issues additional capital stock of any class for consideration.

         You should retain this Prospectus for future reference.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


         The date of this Prospectus is September 18, 2002.

         TRUSTCO BANK CORP NY

         TrustCo Bank Corp NY is the issuer of the common stock referred to herein. TrustCo's principal executive office is located at 5 Sarnowski Drive, Glenville, New York 12302, and its telephone number is (518) 377-3311.

         THE PLAN

          The following question and answer statements constitute TrustCo's Dividend Reinvestment Plan.

1.       What Is a Dividend Reinvestment Plan?

          A Dividend Reinvestment Plan is a method of investment in the common stock of a company that uses the cash dividends you receive and automatically reinvests the funds into more shares of that company. Often, as in the case of TrustCo, the reinvested shares are purchased without additional fees or brokerage commissions. Since dividend reinvestment plans also allow for holding fractional shares (less than one share), all or part of your dividend payment can be put to use efficiently and economically. Another advantage of many dividend reinvestment plans is the option to make cash payments into your dividend reinvestment plan account to purchase additional shares. If you participate in a dividend reinvestment plan, you, as a shareholder, have all the same rights as you would have if you held the shares in a brokerage account or in certificate form in your home or safe deposit box. You will be paid all stock dividends or splits, receive proxies and annual tax information. Using a dividend reinvestment plan also means you don't have to worry about losing certificates and the expense of replacing them if they become lost.

2.       What is the purpose of the Plan?

          The Plan offers shareholders of record a convenient and economical way to increase their ownership of shares of TrustCo's common stock. Once a participant is enrolled in the Plan, cash dividends and optional cash payments, if any, made by the participant will be used to purchase additional shares of TrustCo's common stock without payment of any brokerage commissions, service charges or other fees payable with respect to such purchases. Shares of TrustCo's common stock may be purchased directly from TrustCo or on the open market. To the extent that shares of common stock are purchased from TrustCo under the Plan, TrustCo will receive additional funds to be applied for general corporate purposes.

3.       Who is eligible to participate?

          Each person who is a record owner of shares of common stock is eligible to participate in the Plan.

4. May a participant whose shares of Common Stock are registered in the name of a broker or nominee participate in the Plan?


     No. Shareholders whose shares of common stock are registered in the name of a broker or nominee must first have those shares of common stock transferred to their own name in order to participate in the Plan.

5.       How does an eligible shareholder participate in the Plan?

     An eligible shareholder may join the Plan at any time by completing an Authorization Form and returning it to the administrator (hereafter defined). Authorization Forms will be furnished initially to all shareholders and at any time thereafter upon written or oral request directed to the administrator. The eligible shareholder should sign the Authorization Form.

     Dividends paid on shares of common stock held by the administrator pursuant to the Plan will be reinvested automatically in additional shares of common stock.

6.       When may a shareholder enter the Plan?

     A shareholder of record may join the Plan at any time. If the completed Authorization Form is received by the administrator two weeks prior to the next record date for the payment of dividends, then the dividends payable on the shareholder's shares of common stock, and any optional cash payments submitted by the shareholder with his or her Authorization Form, will be used to purchase additional shares of common stock. If the completed Authorization Form is not received by the administrator two weeks prior to the next record date for the payment of dividends, the automatic reinvestment of the shareholder's dividends and investment of any optional cash payments submitted by the shareholder will not start until the next purchase is made, as determined by the administrator (see Question 12). The record dates for payment of dividends on the shares of common stock are usually early in December, March, June and September and the corresponding dividends are paid early in January, April, July and October.

7.       Who administers the Plan and what does such administration entail?

     The Plan is currently administered by Trustco Bank which performs many of the ministerial tasks required in connection with the Plan, such as (i) holding shares of common stock in its name or the name of its nominee for the Plan; (ii) corresponding with Plan participants; (iii) distributing Plan brochures, Authorization Forms, and other documents; (iv) maintaining accounts for participants; (v) providing statements of account to participants on a regular basis; (vi) effecting stock and cash withdrawals by participants and terminations by participants; (vii) processing proxy materials for shares of common stock held under the Plan; (viii) determining whether shares of common stock to be acquired under the Plan will be purchased on the open market or directly from TrustCo; (ix) collecting and holding voluntary cash payments by participants; and (x) if purchases are to be made on the open market, forwarding amounts for such purchases to the agent (hereafter defined) for investment.

     Trustco Bank, or administrator, has designated Salomon Smith Barney to act as agent for participants in purchasing and selling shares of common stock on their behalf in the open market. If the administrator determines to purchase shares of common stock on the open market with the dividends or optional cash payments made by Plan participants, it will forward such amounts to the agent and, as soon as possible following receipt thereof (and in no event more than ten trading days thereafter), the agent will purchase, in the open market, at such price or prices as the agent in its sole discretion deems appropriate (in light of the paramount interest of Plan participants in obtaining shares of common stock at the lowest prices reasonably attainable), as many whole shares of common stock as may be purchased with such amount.

8.       What does it cost to participate?

          Nothing. No brokerage commissions, service charges, or other fees are charged. (See Question 21.)

9.       Who pays the cost of the Plan?

          TrustCo pays the annual cost of administration and any brokerage fees. (See Question 21).

10.      What is the price of shares of Common Stock purchased from the Company?

          The purchase of shares of common stock from TrustCo, out of treasury shares or authorized but unissued shares, will be at a price equal to the average of the high and low prices for shares of common stock on the applicable purchase date (see Question 12), as reported on the Nasdaq National Market or such other system as may supersede it. If the applicable purchase date is not a trading day for Nasdaq market makers, the prices on the next preceding trading day will be used to determine the purchase price.

11.    What is the price of shares of Common Stock purchased on the open market?

          Shares of common stock acquired by the agent on the open market will be purchased at such price or prices as it, in its sole discretion, deems appropriate (in light of the paramount interest of Plan participants in obtaining shares of common stock at the lowest prices reasonably attainable).

12.      When are purchases made?

          Purchases will be made each week, except in weeks where the aggregate amount of funds available for purchases does not exceed $1,000, in which case the Plan administrator may elect to hold funds for purchases during the next week in which the $1,000 threshold is reached. Purchases with reinvested dividends will be made on, or as soon as possible after, each dividend payment date, which have typically been in early January, April, July, and October. All purchases on the open market will be made as soon as possible after dividends and/or cash payments have been forwarded to the agent, and in no event more than ten trading days from the receipt thereof.

13.      How many shares of Common Stock are purchased for each participant?

          The number of shares of common stock purchased for a participant will depend on the amount of such participant's cash dividend on his or her previously-owned shares of common stock in those months in which a dividend has been declared, the amount of his or her optional cash payments, if any, and the purchase price of the shares of common stock. A participant's account will be credited with that number of shares of common stock, including fractions computed to three decimal places, equal to the total amount invested by such participant plus the amount of dividends paid on shares of common stock allocated to such participant's Plan account, divided by the applicable purchase price per share of common stock.

14.      May cash be added to purchase additional shares of Common Stock?

          Yes. A participant who elects to reinvest dividends in the Plan may also elect to make optional cash payments to the Plan to purchase additional shares of common stock. A participant may not, however, elect to make optional cash payments to the Plan unless the participant also elects to reinvest cash dividends in the Plan.

15.      When may optional cash payments be made?

          Optional cash payments may be made at any time, and will be held by the administrator until the next purchase is made. NO INTEREST WILL BE PAID ON ANY CASH PAYMENTS. Any cash payments received by the administrator will not be returned.

16. What is the maximum aggregate amount that can be invested through optional cash payments?

          There is no limitation on the amount that can be invested through optional cash payments other than the limitation on the number of shares issuable pursuant to the Plan. Optional cash payments must, however, be in the minimum amount of $25.00.

17.      How may a participant make optional cash payments?

          Each optional cash payment must be in the form of a check or money order payable in U.S. funds to Trustco Bank and be accompanied by an Authorization Form or the cash payment form attached to any periodic account statement. DO NOT SEND CURRENCY OR COIN.

18. Will stock certificates be issued for shares of Common Stock held under the Plan?

          Normally, certificates for shares of common stock purchased under the Plan will not be issued to participants in their names, but will be registered in the name of Trustco Bank or the Plan administrator or its nominee and held for the benefit of such participant by the administrator and credited to such participant's Plan account. Upon a participant's written request to the administrator, however, certificates for any number of whole shares of common stock credited to such participant's Plan account will be registered in the participant's name ("participant name registration") and a certificate for such shares of common stock will be issued. A participant name registration may not be requested more often than twice in any twelve month period and such participant name registration will not be permitted for fractional shares of common stock held in a participant's account. Any such fractional share, as well as any whole shares of common stock as to which participant name registration is not requested, will continue to be credited to the participant's Plan account and all dividends on such fractional and whole shares of common stock will continue to be reinvested in the Plan. Dividends on all shares of common stock as to which participant name registration is requested will continue to be reinvested in the Plan unless the participant requests to withdraw from participation in the Plan (see Question 21).

         Shares of common stock credited to the participant's account under the Plan and registered in the name of the administrator or its nominee may not be pledged or assigned by a participant. If a participant should wish to pledge or assign such shares of common stock, he or she must request participant name registration for the shares.

19.      What kind of reports will be sent to participants in the Plan?

          As soon as practicable after the completion of each calendar quarter, the Plan administrator will mail to each participant a statement indicating the amount invested and the price per share of common stock, the number of shares of common stock purchased, and the total number of shares of common stock held in such participant's account.

20.  What are the federal income tax consequences of participation in the Plan?

          A participant in the Plan on whose behalf shares of common stock have been purchased with reinvested dividends will realize a taxable dividend
     (i) in an amount equal to the cash dividend if the stock is purchased on the open market, and (ii) in an amount equal to the fair market value of the shares of common stock credited to his or her account on the date the cash dividend is paid if the common stock is purchased from TrustCo. No taxable income should be realized on account of shares of common stock purchased under the Plan with optional cash payments.

          The tax basis of shares of common stock purchased with reinvested dividends will be the cost paid by such Participant for such shares of common stock. The tax basis of shares of common stock purchased with optional cash payments will be the cost paid by such participant for such shares of common stock.

          If shares of common stock are purchased on the open market (whether purchased with reinvested dividends or optional cash payments), the Internal Revenue Service has ruled that a participant will also be treated as having received a taxable dividend equal to the participant's share of the brokerage commissions, service charges and other fees, if any, paid by TrustCo in connection with the purchases of such shares of common stock. The tax basis of shares of common stock purchased in open market transactions will include the participant's share of any such brokerage commissions, service charges, or fees payable by TrustCo with respect to such purchases. The administrator will inform participants of the amount of such commissions, service charges, or other fees, if any, allocable to purchases for their account.

          The holding period for shares of common stock credited to a participant's account pursuant to the dividend reinvestment aspect of the Plan will begin on the day following the date the shares of common stock are purchased. The holding period for shares of common stock credited to a participant's account pursuant to the optional cash payment aspect of the Plan will begin on the day following the date of purchase.

          A participant will not recognize any taxable income when certificates are issued to the participant for shares of common stock, credited to the participant's account, either upon the participant's request for certificates or upon withdrawal from or termination of the Plan.

          A participant will recognize gain or loss when whole shares of common stock, fractional shares of common stock, or stock rights held in his or her account are sold or exchanged by the agent on behalf of the participant (see Question 21) or when the participant sells his or her shares of common stock after withdrawal from or termination of the Plan. The character of such gain or loss will depend on the circumstances of each participant. The amount of such gain or loss will be the difference between the amount that the participant receives for the shares of common stock or stock rights and the participant's tax basis in such shares of common stock or rights.

          The income tax consequences for participants who do not reside in the United States will vary from jurisdiction to jurisdiction. In the case of a foreign stockholder whose dividends are subject to United States income tax withholding, the amount of the tax required to be withheld will be deducted from the amount of dividends to determine the amount of dividends to reinvest.

          All participants are urged to consult their own tax advisors to determine the particular tax consequences which may result from their participation in the Plan and the subsequent disposal by them of shares of common stock purchased pursuant to the Plan.

21.      How does a participant withdraw from the Plan?

          A participant may discontinue his or her participation in the Plan by sending a written notice of withdrawal to the Plan's administrator. The written notice of withdrawal must be signed by the participant exactly as such participant's name or names appear on the most recent statement of account and Medallion Guaranteed. The Plan's administrator also reserves the right to discontinue, in its sole discretion, a participant's participation in the Plan by sending written notice to that effect to such participant. Upon such withdrawal by a participant, discontinuance of a participant's participation by the administrator, or upon termination of the Plan by TrustCo, certificates for whole shares of common stock credited under the Plan will be issued to the participant and a cash payment will be sent to the participant for any remaining fractional share. The cash payment will be based on a price equal to the actual sale price for shares sold.

          Upon withdrawal from the Plan, a participant may, if he or she desires, request in the written notice of withdrawal referred to above that all or part of the whole shares of common stock credited to such participant's account under the Plan be sold. Such sale will be made by the agent on the open market within ten trading days after the Plan's administrator's receipt of the request. The participant will receive the proceeds less brokerage fees, commissions, and transfer taxes, if any.

22.      When may a participant withdraw from the Plan?

         A participant may withdraw from the Plan at any time.

          If a participant's written notice of withdrawal is received by the Plan's administrator prior to the record date for the next dividend, the amount of the cash dividend and/or any optional cash payments received which would otherwise have been invested on that dividend payment date or weekly purchase date during the following week will be returned to such participant. All subsequent cash dividends will be paid directly to the participant unless he or she re-enrolls in the Plan.

          If a participant's notice of withdrawal is received by the Plan's administrator on or after the record date for the next dividend, the cash dividend paid on such dividend payment date and/or any optional cash payment received will be used to purchase shares of common stock under the Plan. After the dividend payment date or other purchase date, the participant's withdrawal will become effective and the participant will receive a certificate for the whole shares of common stock in his or her account (or cash, if the participant elects to have the agent sell his or her shares) and will receive cash for any fractional shares (see Question
     21). All subsequent cash dividends will be paid directly to the participant unless he or she re-enrolls in the Plan.

          The death of a participant will not automatically terminate the participant's participation in the Plan until the administrator has received written notice of such participant's death and the required notice of withdrawal from an authorized legal representative.

23. What happens when a participant sells or transfers all of the shares of Common Stock registered in such participant's name?

          If a participant should sell or transfer all shares of common stock registered in such participant's name, the Plan's administrator will continue to reinvest the dividends on the shares of common stock credited to such participant's account under the Plan and registered in the name of the administrator or its nominee until final account disposition instructions are received from such participant.

          Because the Plan is intended to be available only to shareholders of record, the administrator will attempt to contact by mail any participant who is no longer a shareholder of record to determine final disposition of shares of common stock credited to such participant's account under the Plan. However, if at such time there is less than one full share of common stock credited to the participant's account, in lieu of attempting to contact the participant, the administrator will automatically close such account and pay to the participant, at the latest known address, a cash settlement (determined as described above in Question 21) in lieu of the fractional share of common stock.

24. If a participant personally acquires additional shares of Common Stock after enrolling in the Plan, will cash dividends on such shares automatically be reinvested in the Plan?

          Yes, if the certificates for such shares are issued in the same name as the name on the participant's Plan account.

25. How will a participant's shares of Common Stock be voted at meetings of shareholders?

          For each meeting of shareholders, each participant will receive a proxy which enables him or her to vote the shares of common stock registered in his or her name and in the name of the Plan administrator or its nominee and credited to such participant's account under the Plan. As in the case of shareholders generally, if a proxy card is returned properly signed and marked for voting, the shares of common stock covered will be voted as marked. If a proxy card is returned properly signed, but without indicating instructions as to the manner in which shares of common stock are to be voted with respect to any item thereon, the shares of common stock covered will be voted as stated on the proxy card. If the proxy card is not returned, or if it is returned unsigned or improperly signed, the shares of common stock covered will not be voted unless the participant votes in person at the meeting.

26. What are the responsibilities of TrustCo and the Plan's Administrator and Agent under the Plan?

          The Plan's administrator and agent have no responsibility with respect to the preparation and content of this Prospectus. TrustCo, the administrator and the agent, in administering the Plan, will not be liable for any act done in good faith or for any good faith omission to act, including, without limitation, (i) for any claim resulting from the failure to terminate a participant's Plan participation upon such participant's death prior to receipt of legally sufficient instruction with respect thereto; (ii) for the price or prices at which shares of common stock are purchased or sold for a participant's account pursuant to the provisions of the Plan; and (iii) for the time or times at which such purchases of shares of common stock are made.

         PARTICIPANTS SHOULD RECOGNIZE THAT TRUSTCO AND THE PLAN'S ADMINISTRATOR AND AGENT CANNOT ASSURE PARTICIPANTS OF PROFITS, OR PROTECT PARTICIPANTS AGAINST LOSSES, ON SHARES OF COMMON STOCK PURCHASED AND/OR HELD UNDER THE PLAN.

27.      What happens if TrustCo declares a stock dividend or a stock split?

          If there are any changes in TrustCo's shares by reason of stock dividends, stock splits or consolidation of shares, recapitalizations, mergers, consolidations, reorganizations, combinations, or exchange of shares, any shares of common stock which are issued by TrustCo on shares of common stock credited to the Plan account of a participant and registered in the name of the Plan's administrator or its nominee will be added to the participant's account. Any shares of common stock which are issued by TrustCo on shares of common stock registered in the name of the participant will be mailed directly to such participant in the same manner as to shareholders who are not participating in the Plan.

28.      May the Plan be changed or discontinued?

          TrustCo reserves the right to suspend, modify, or terminate the Plan at any time and to interpret and regulate the Plan as it deems necessary or desirable in connection with the operation of the Plan. The Plan's administrator reserves the right to resign at any time upon reasonable notice to TrustCo in writing and TrustCo may relieve the administrator of its duties at any time upon like notice.

          All participants will receive notice of any suspension, modification, or termination of the Plan. Termination of the Plan will have the same effect and will be accomplished as to each participant as if such participant had completely withdrawn from participation in the Plan (see Question 21).

29.      Where should correspondence regarding the Plan be directed?

         All correspondence concerning the Plan should be addressed to:

                                  Trustco Bank
                           Dividend Reinvestment Plan
                                  P.O. Box 1082
                        Schenectady, New York 12301-1082
                      ------------------------------------

         USE OF PROCEEDS

         No determination has been made as to the specific uses by TrustCo of any proceeds resulting from its sale of shares of common stock directly to the Plan, in part because TrustCo has no precise method for estimating the number of shares that will be purchased under the Plan, the number of such shares which will be purchased from TrustCo (as opposed to on the open market), the timing, or prices of such purchases. TrustCo currently intends to add any such proceeds to its general funds to be used for TrustCo's general corporate purposes.

AVAILABLE INFORMATION / INCORPORATION OF DOCUMENTS BY REFERENCE

     TrustCo is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith files annual, quarterly, and special reports, proxy statements and other information with the Securities and Exchange Commission. You may inspect and copy these filings at the SEC's Public Reference Room at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's Regional Offices in New York City (233 Broadway, New York, New York 10279) and Chicago (Citicorp Center, 500 W. Madison Street, Suite 1400, Chicago, Illinois 60661). Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. TrustCo's SEC filings are also available to the public on the Internet at the website maintained by the SEC at http://www.sec.gov. This Prospectus does not contain all the information set forth in the Registration Statement relating to the shares to be sold under the Plan and Exhibits thereto which we have filed with the SEC under the Securities Act of 1933, as amended, and to which reference is hereby made.

     The SEC allows TrustCo to "incorporate by reference" the information it files with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this Prospectus, and later information filed with the SEC will update and supersede this information. TrustCo incorporates by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until the Plan is terminated.

         1. TrustCo's Annual Report on Form 10-K for the fiscal year ended December 31, 2001.

         2. TrustCo's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2002 and June 30, 2002 and current reports on Form 8-K filed August 19, 2002, July 16, 2002, May 22, 2002,
                  April 16, 2002, February 19, 2002, February 11, 2002, January 31, 2002, and January 15, 2002.

         3. All other reports filed by TrustCo pursuant to Sections 13(a) or 15(d) of the Exchange Act since December 31, 2001.

         4. The description of TrustCo's common stock which is contained in TrustCo's Registration Statement on Form S-4 under the Securities Act of 1933, Registration No. 33-40379, effective date May 8, 1991, and an update of that description contained in TrustCo Bank Corp NY's Current Report on Form 8-K filed on July 9, 1991; and including any amendment or report filed for purposes of updating such description.

     All documents filed by TrustCo Bank Corp NY pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the shares of common stock offered hereby shall also be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Copies of all documents incorporated by reference, other than exhibits to such documents, will be provided without charge to each person who receives a copy of this Prospectus upon written or oral request to TrustCo Bank Corp NY, 5 Sarnowski Drive, Glenville, New York 12302, Attention: Corporate Secretary, Telephone Number
(518) 377-3311.

     No person has been authorized to give any information or to make any representation not contained in this Prospectus, and if given or made, such information or representation must not be relied upon as having been authorized by TrustCo Bank Corp NY. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities offered hereby; nor does it constitute an offer to sell or solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to its date.

         FACTORS THAT MAY AFFECT FUTURE RESULTS

     Except for the historical information contained herein, the matters discussed in this Prospectus, as well as the Annual, Quarterly, and Special Reports, and other information filed by TrustCo with the Securities and Exchange Commission, may express "forward looking statements." Those "forward looking statements" may involve risk and uncertainties, including statements concerning future events or performance and assumptions and other statements of historical facts.

     TrustCo wishes to caution readers not to place undue reliance on any forward-looking statements, which speak only as of the date made. Readers are advised that various risk factors, including, but not limited to: (1) credit risk, (2) interest rate risk, (3) competition, (4) changes in the regulatory environment, and (5) change in general business and economic trends, could cause the actual results or circumstances for future periods to differ materially from those anticipated or projected in the forward looking statements.

         COMMISSION POSITION ON INDEMNIFICATION

     Sections 721-725 of the New York Business Corporation Law provide for or permit the indemnification of directors and officers of the Registrant, a New York corporation, under certain circumstances. Generally, a corporation may indemnify a director or officer of the corporation against any judgments, fines, amounts paid in settlement, and reasonable expenses, if such director or officer acted in good faith and for a purpose which he or she reasonably believed to be in the best interests of the corporation and, in criminal actions, had no reasonable cause to believe that his or her conduct was unlawful.

     Article XI of TrustCo's Amended and Restated Certificate of Incorporation provides that to the fullest extent elimination or limitation of director liability is permitted by the New York Business Corporation Law, the directors of TrustCo shall not be liable to the Company, or its shareholders for any breach of duty in such capacity.

     Article 13, Section 13.2.1, of TrustCo's Bylaws, as amended, expressly provides that no indemnification may be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his or her acts were committed in bad faith or were the result of an act of deliberate dishonesty and were material to the cause of action so adjudicated, or that he or she personally gained in fact a financial profit or other advantage to which he or she was not entitled.

     Pursuant to Employment Agreements between TrustCo and certain of its executive officers, the Company provides that it shall indemnify such executives for acts or decisions made by such executives in good faith while performing services for TrustCo, and TrustCo shall use its best efforts to obtain insurance coverage relating thereto.

     Pursuant to a policy of directors' and officers' insurance with total annual limits of $10,000,000, the directors and officers of TrustCo are insured, subject to the limits, exceptions, and other terms and conditions of such policy, against liability for claims made against them for any actual or alleged error or misstatement or misleading statement or act or omission or neglect or breach of duty while acting in their individual or collective capacities as directors or officers.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling TrustCo pursuant to the foregoing provisions, TrustCo has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

         LEGAL MATTERS

     The legality of the issue of the shares of common stock offered hereunder has been passed upon for TrustCo by Lewis, Rice & Fingersh, L.C., St. Louis, Missouri 63102.

         EXPERTS

     The consolidated annual financial statements of TrustCo as of December 31, 2001 and 2000, and for each of the years in the three-year period ended December 31, 2001, incorporated by reference herein and elsewhere in the Registration Statement, have been incorporated herein and in the Registration Statement in reliance upon the report incorporated by reference of KPMG LLP, independent certified public accountants, and upon the authority of said firm as experts in accounting and auditing. To the extent that KPMG LLP audits and reports on consolidated financial statements of TrustCo issued at future dates and consents to the use of their report thereon, such consolidated financial statements will be incorporated by reference in the Registration Statement in reliance upon their report and said authority.

                     [Outside Back Cover Page of Prospectus]

         Table of Contents
                                                 Page

TrustCo Bank Corp NY................................2

The Plan............................................2

Use of Proceeds....................................10

Available Information / Incorporation
of Certain Documents by Reference..................10

Factors that May Affect Future Results.............12

Commission Position on Indemnification.............12

Legal Matters......................................13

Experts............................................13




                 TRUSTCO BANK CORP NY

              Dividend Reinvestment Plan


                      PROSPECTUS


NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY TRUSTCO BANK CORP NY. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN ANY CHANGE IN THE AFFAIRS OF TRUSTCO BANK CORP NY SINCE THE DATE HEREOF.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

        Registration Fee:...........................................$ 2,127.04
        Accountants' Fees*:..............................................4,000
        Printing and Engraving*:.........................................5,000
        Legal Fees*:.....................................................7,500
        Miscellaneous Expenses*:.........................................1,500

                Total...............................................$20,127.04
*Indicates estimated fees or expenses.

Item 15.  Indemnification of Directors and Officers

     Sections 721-725 of the New York Business Corporation Law provide for or permit the indemnification of directors and officers of the Registrant, a New York corporation, under certain circumstances. Generally, a corporation may indemnify a director or officer of the corporation against any judgments, fines, amounts paid in settlement and reasonable expenses, if such director or officer acted, in good faith, for a purpose which he or she reasonably believed to be in the best interests of the corporation and, in criminal actions, had no reasonable cause to believe that his or her conduct was unlawful.

     Article XI of the Registrant's Amended and Restated Certificate of Incorporation provides that to the fullest extent elimination or limitation of director liability is permitted by the New York Business Corporation Law, no directors of the corporation shall be liable to the corporation, or its shareholders for any breach of duty in such capacity.

     Article 13, Section 13.2, of the Registrant's Bylaws, as amended, expressly provides that no indemnification may be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his or her acts were committed in bad faith or were the result of an act of deliberate dishonesty and were material to the cause of action so adjudicated, or that he or she personally gained in fact a financial profit or other advantage to which he or she was not entitled.

     Pursuant to Employment Agreements between the Registrant and certain of its executive officers, the Registrant provides that it shall indemnify such executives for acts or decisions made by such executives in good faith while performing services for the Registrant, and the Registrant shall use its best efforts to obtain insurance coverage relating thereto.

     Pursuant to a policy of directors' and officers' insurance with total annual limits of $10,000,000, the directors and officers of the Registrant are insured, subject to the limits, exceptions and other terms and conditions of such policy, against liability for claims made against them for any actual or alleged error or misstatement or misleading statement or act or omission or neglect or breach of duty while acting in their individual or collective capacities as directors or officers.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling TrustCo pursuant to the foregoing provisions, TrustCo has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and therefore is unenforceable.

Item 16.  Exhibits

The following exhibits are submitted herewith:

               5.1      .........Legal Opinion of Lewis, Rice & Fingersh, L.C.

               23.2     .........Consent of Lewis, Rice & Fingersh, L.C.
                                 (included in Exhibit 5.1).

               23.1     .........Consent of KPMG LLP.

               24.1     .........Powers of Attorney.

Item 17.  Undertakings

         (a)      The undersigned registrant hereby undertakes:

                  (1)......To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i)      to include any prospectus required by
                           section 10(a)(3) of the Securities Act of 1933;

                           (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                           (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Glenville, State of New York, on September 17, 2002.

                                         TrustCo Bank Corp NY


                               By         /s/ Robert A. McCormick
                                          --------------------
                                          Robert A. McCormick
                                          President and Chief Executive Officer


        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities shown and on September 17, 2002.


Name                                                          Title/Position
----                                                          --------------
/s/ Robert A. McCormick                              President, Chief Executive
---------------------------                      Officer, Chairman and Director
Robert A. McCormick                               (Principal Executive Officer)

/s/ Robert T. Cushing                                     Vice President and
---------------------------                         Chief Financial Officer and
Robert T. Cushing                                 Director (Principal Financial
                                                      and Accounting Officer)
       *
----------------------------                                  Director
Barton A. Andreoli

       *
----------------------------                                  Director
Joseph A. Lucarelli

       *
----------------------------                                  Director
Anthony J. Marinello, M.D., PhD

       *
----------------------------                                  Director
Nancy A. McNamara

       *
----------------------------                                  Director
James H. Murphy, D.D.S.

       *
----------------------------                                  Director
Richard J. Murray, Jr.

       *
----------------------------                                  Director
William D. Powers

       *
----------------------------                                  Director
William J. Purdy



        * By:/s/ Henry C. Collins
             -----------------------------------
                Attorney-in-Fact

                                  EXHIBIT INDEX

 Reg. S-K                            Exhibit                    Registration
                                     -------                      Statement
 Item 601                                                         Page No.*
Exhibit No.                                                       --------
-----------
5.1           Legal Opinion of Lewis, Rice & Fingersh, L.C.....................
23.2          Consent of Lewis, Rice & Fingersh, L.C. (included in Exhibit 5.1)
23.1          Consent of KPMG LLP..............................................
24.1          Powers of Attorney ..............................................























------------------
      *Only pages in the manually signed original of the Registration Statement are numbered sequentially.

                                   Exhibit 5.1
                                   -----------



                               September 18, 2002




The Board of Directors
TrustCo Bank Corp NY
5 Sarnowski Drive
Glenville, New York  12302

Re: Registration on Form S-3 of 2,000,000 Shares of Common Stock for Issuance Pursuant to the TrustCo Bank Corp NY Dividend
         Reinvestment Plan

Ladies and Gentlemen:

     In connection with the registration with the Securities and Exchange Commission of 2,000,000 shares of common stock, par value $1.00 per share of TrustCo Bank Corp NY, you have requested that we furnish you with our opinion as to the legality of the issuance of Securities in connection with TrustCo's Dividend Reinvestment Plan.

     As counsel to TrustCo, we have participated in the preparation of the Registration Statement on Form S-3 under the Securities Act of 1933 with respect to the Securities. We have examined and are familiar with TrustCo's Certificate of Incorporation and Bylaws, each as amended, records of corporate proceedings, the Registration Statement, the Plan and such other documents and records as we have deemed necessary for purposes of this opinion.

     Based on the foregoing, we are of the opinion that the Securities have been duly and validly authorized and will, when issued as contemplated in the Prospectus, be legally issued, fully paid and non-assessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement.

                                                  Sincerely,

                                                  LEWIS, RICE & FINGERSH, L.C.
                                               /s/ Lewis, Rice & Fingersh, L.C.

                                  Exhibit 23.1
                                 -------------






               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS






The Board of Directors
TrustCo Bank Corp NY:

We consent to incorporation by reference in the Registration Statement on Form S-3 (number not yet assigned) of TrustCo Bank Corp NY and subsidiaries, of our report dated January 18, 2002, relating to the consolidated statements of condition of TrustCo Bank Corp NY and subsidiaries as of December 31, 2001 and 2000, and the related consolidated statements of income, changes in shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2001, which report appears in the December 31, 2001 Annual Report on Form 10-K of TrustCo Bank Corp NY.



/s/ KPMG LLP
-----------------
    KPMG LLP


Albany, NY
September 17, 2002

                                  Exhibit 23.2

                                (See Exhibit 5.1)

                                  Exhibit 24.1
                                 ---------------



                                POWER OF ATTORNEY

                         1933 ACT REGISTRATION STATEMENT

                                       for

                           DIVIDEND REINVESTMENT PLAN

                                       of

                              TRUSTCO BANK CORP NY


     KNOW ALL MEN BY THESE PRESENTS, that the person whose signature appears below hereby constitutes and appoints ROBERT A. McCORMICK, ROBERT T. CUSHING and HENRY C. COLLINS, and each of them, the true and lawful attorneys-in-fact and agents for him and in his name, place or stead, in any and all capacities, to sign and file, or cause to be filed, with the Securities and Exchange Commission, any registration statement or statements on Form S-3 under the Securities Act of 1933, as amended, relating to the issuance of shares of any class of stock or other securities of TrustCo in connection with TrustCo's Dividend Reinvestment Plan, or the issuance of any interests in such plan, and any and all amendments and supplements thereto, before or after effectiveness of such statements, and any and all other documents required to be filed with the Commission in connection therewith, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully and to all intents and purposes as the undersigned might or could do in person, and ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

        Dated: September 17, 2002



                                                /s/ Barton A. Andreoli
                                                Barton A. Andreoli

                                POWER OF ATTORNEY

                         1933 ACT REGISTRATION STATEMENT

                                       for

                           DIVIDEND REINVESTMENT PLAN

                                       of

                              TRUSTCO BANK CORP NY


     KNOW ALL MEN BY THESE PRESENTS, that the person whose signature appears below hereby constitutes and appoints ROBERT A. McCORMICK, ROBERT T. CUSHING and HENRY C. COLLINS, and each of them, the true and lawful attorneys-in-fact and agents for him and in his name, place or stead, in any and all capacities, to sign and file, or cause to be filed, with the Securities and Exchange Commission, any registration statement or statements on Form S-3 under the Securities Act of 1933, as amended, relating to the issuance of shares of any class of stock or other securities of TrustCo in connection with TrustCo's Dividend Reinvestment Plan, or the issuance of any interests in such plan, and any and all amendments and supplements thereto, before or after effectiveness of such statements, and any and all other documents required to be filed with the Commission in connection therewith, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully and to all intents and purposes as the undersigned might or could do in person, and ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

        Dated: September 17, 2002



                                         /s/ Anthony J. Marinello, M.D., PhD
                                       ----------------------------------------
                                             Anthony J. Marinello, M.D., PhD

                                POWER OF ATTORNEY

                         1933 ACT REGISTRATION STATEMENT

                                       for

                           DIVIDEND REINVESTMENT PLAN

                                       of

                              TRUSTCO BANK CORP NY


     KNOW ALL MEN BY THESE PRESENTS, that the person whose signature appears below hereby constitutes and appoints ROBERT A. McCORMICK, ROBERT T. CUSHING and HENRY C. COLLINS, and each of them, the true and lawful attorneys-in-fact and agents for him and in his name, place or stead, in any and all capacities, to sign and file, or cause to be filed, with the Securities and Exchange Commission, any registration statement or statements on Form S-3 under the Securities Act of 1933, as amended, relating to the issuance of shares of any class of stock or other securities of TrustCo in connection with TrustCo's Dividend Reinvestment Plan, or the issuance of any interests in such plan, and any and all amendments and supplements thereto, before or after effectiveness of such statements, and any and all other documents required to be filed with the Commission in connection therewith, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully and to all intents and purposes as the undersigned might or could do in person, and ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

        Dated: September 17, 2002



                                                /s/ Nancy A. McNamara
                                                ----------------------------
                                                Nancy A. McNamara

                                POWER OF ATTORNEY

                         1933 ACT REGISTRATION STATEMENT

                                       for

                           DIVIDEND REINVESTMENT PLAN

                                       of

                              TRUSTCO BANK CORP NY


     KNOW ALL MEN BY THESE PRESENTS, that the person whose signature appears below hereby constitutes and appoints ROBERT A. McCORMICK, ROBERT T. CUSHING and HENRY C. COLLINS, and each of them, the true and lawful attorneys-in-fact and agents for him and in his name, place or stead, in any and all capacities, to sign and file, or cause to be filed, with the Securities and Exchange Commission, any registration statement or statements on Form S-3 under the Securities Act of 1933, as amended, relating to the issuance of shares of any class of stock or other securities of TrustCo in connection with TrustCo's Dividend Reinvestment Plan, or the issuance of any interests in such plan, and any and all amendments and supplements thereto, before or after effectiveness of such statements, and any and all other documents required to be filed with the Commission in connection therewith, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully and to all intents and purposes as the undersigned might or could do in person, and ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

        Dated: September 17, 2002



                                                /s/ James H. Murphy, D.D.S.
                                                ---------------------------
                                                James H. Murphy, D.D.S.

                                POWER OF ATTORNEY

                         1933 ACT REGISTRATION STATEMENT

                                       for

                           DIVIDEND REINVESTMENT PLAN

                                       of

                              TRUSTCO BANK CORP NY


     KNOW ALL MEN BY THESE PRESENTS, that the person whose signature appears below hereby constitutes and appoints ROBERT A. McCORMICK, ROBERT T. CUSHING and HENRY C. COLLINS, and each of them, the true and lawful attorneys-in-fact and agents for him and in his name, place or stead, in any and all capacities, to sign and file, or cause to be filed, with the Securities and Exchange Commission, any registration statement or statements on Form S-3 under the Securities Act of 1933, as amended, relating to the issuance of shares of any class of stock or other securities of TrustCo in connection with TrustCo's Dividend Reinvestment Plan, or the issuance of any interests in such plan, and any and all amendments and supplements thereto, before or after effectiveness of such statements, and any and all other documents required to be filed with the Commission in connection therewith, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully and to all intents and purposes as the undersigned might or could do in person, and ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

        Dated: September 17, 2002


                                                /s/ Richard J. Murray, Jr.
                                                ----------------------------
                                                Richard J. Murray, Jr.

                                POWER OF ATTORNEY

                         1933 ACT REGISTRATION STATEMENT

                                       for

                           DIVIDEND REINVESTMENT PLAN

                                       of

                              TRUSTCO BANK CORP NY


     KNOW ALL MEN BY THESE PRESENTS, that the person whose signature appears below hereby constitutes and appoints ROBERT A. McCORMICK, ROBERT T. CUSHING and HENRY C. COLLINS, and each of them, the true and lawful attorneys-in-fact and agents for him and in his name, place or stead, in any and all capacities, to sign and file, or cause to be filed, with the Securities and Exchange Commission, any registration statement or statements on Form S-3 under the Securities Act of 1933, as amended, relating to the issuance of shares of any class of stock or other securities of TrustCo in connection with TrustCo's Dividend Reinvestment Plan, or the issuance of any interests in such plan, and any and all amendments and supplements thereto, before or after effectiveness of such statements, and any and all other documents required to be filed with the Commission in connection therewith, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully and to all intents and purposes as the undersigned might or could do in person, and ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

        Dated: September 17, 2002



                                                /s/ William D. Powers
                                                 --------------------
                                                    William D. Powers

                                POWER OF ATTORNEY

                         1933 ACT REGISTRATION STATEMENT

                                       for

                           DIVIDEND REINVESTMENT PLAN

                                       of

                              TRUSTCO BANK CORP NY


     KNOW ALL MEN BY THESE PRESENTS, that the person whose signature appears below hereby constitutes and appoints ROBERT A. McCORMICK, ROBERT T. CUSHING and HENRY C. COLLINS, and each of them, the true and lawful attorneys-in-fact and agents for him and in his name, place or stead, in any and all capacities, to sign and file, or cause to be filed, with the Securities and Exchange Commission, any registration statement or statements on Form S-3 under the Securities Act of 1933, as amended, relating to the issuance of shares of any class of stock or other securities of TrustCo in connection with TrustCo's Dividend Reinvestment Plan, or the issuance of any interests in such plan, and any and all amendments and supplements thereto, before or after effectiveness of such statements, and any and all other documents required to be filed with the Commission in connection therewith, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully and to all intents and purposes as the undersigned might or could do in person, and ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

        Dated: September 17, 2002



                                                /s/ William J. Purdy
                                                ----------------------------
                                                William J. Purdy

                                POWER OF ATTORNEY

                         1933 ACT REGISTRATION STATEMENT

                                       for

                           DIVIDEND REINVESTMENT PLAN

                                       of

                              TRUSTCO BANK CORP NY


     KNOW ALL MEN BY THESE PRESENTS, that the person whose signature appears below hereby constitutes and appoints ROBERT A. McCORMICK, ROBERT T. CUSHING and HENRY C. COLLINS, and each of them, the true and lawful attorneys-in-fact and agents for him and in his name, place or stead, in any and all capacities, to sign and file, or cause to be filed, with the Securities and Exchange Commission, any registration statement or statements on Form S-3 under the Securities Act of 1933, as amended, relating to the issuance of shares of any class of stock or other securities of TrustCo in connection with TrustCo's Dividend Reinvestment Plan, or the issuance of any interests in such plan, and any and all amendments and supplements thereto, before or after effectiveness of such statements, and any and all other documents required to be filed with the Commission in connection therewith, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully and to all intents and purposes as the undersigned might or could do in person, and ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

        Dated: September 17, 2002



                                                     /s/ Joseph A. Lucarelli
                                                     -------------------------
                                                     Joseph A. Lucarelli

                                POWER OF ATTORNEY

                         1933 ACT REGISTRATION STATEMENT

                                       for

                           DIVIDEND REINVESTMENT PLAN

                                       of

                              TRUSTCO BANK CORP NY


     KNOW ALL MEN BY THESE PRESENTS, that the person whose signature appears below hereby constitutes and appoints ROBERT A. McCORMICK, ROBERT T. CUSHING and HENRY C. COLLINS, and each of them, the true and lawful attorneys-in-fact and agents for him and in his name, place or stead, in any and all capacities, to sign and file, or cause to be filed, with the Securities and Exchange Commission, any registration statement or statements on Form S-3 under the Securities Act of 1933, as amended, relating to the issuance of shares of any class of stock or other securities of TrustCo in connection with TrustCo's Dividend Reinvestment Plan, or the issuance of any interests in such plan, and any and all amendments and supplements thereto, before or after effectiveness of such statements, and any and all other documents required to be filed with the Commission in connection therewith, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully and to all intents and purposes as the undersigned might or could do in person, and ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

        Dated: September 17, 2002



                                                    /s/ Robert A. McCormick
                                                     ---------------------
                                                       Robert A. McCormick

                                POWER OF ATTORNEY

                         1933 ACT REGISTRATION STATEMENT

                                       for

                           DIVIDEND REINVESTMENT PLAN

                                       of

                              TRUSTCO BANK CORP NY


     KNOW ALL MEN BY THESE PRESENTS, that the person whose signature appears below hereby constitutes and appoints ROBERT A. McCORMICK, ROBERT T. CUSHING and HENRY C. COLLINS, and each of them, the true and lawful attorneys-in-fact and agents for him and in his name, place or stead, in any and all capacities, to sign and file, or cause to be filed, with the Securities and Exchange Commission, any registration statement or statements on Form S-3 under the Securities Act of 1933, as amended, relating to the issuance of shares of any class of stock or other securities of TrustCo in connection with TrustCo's Dividend Reinvestment Plan, or the issuance of any interests in such plan, and any and all amendments and supplements thereto, before or after effectiveness of such statements, and any and all other documents required to be filed with the Commission in connection therewith, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully and to all intents and purposes as the undersigned might or could do in person, and ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

        Dated: September 17, 2002



                                                     /s/ Robert T. Cushing
                                                     ------------------------
                                                     Robert T. Cushing



                                      ###